R.H. Donnelley Announces Strong Q3 Earnings and Cash Flow

     -  Triple Play Solution Fully Deployed Across Footprint

     -  Completes $2.7 Billion of Refinancings

     -  Dividend Initiation with First Quarter 2008 Results

     CARY, N.C., Oct. 25 /PRNewswire-FirstCall/ -- R.H. Donnelley Corporation (NYSE: RHD), one of the nation's leading Yellow Pages and online local commercial search companies, today reported third quarter 2007 adjusted free cash flow of approximately $132 million based on cash flow from operations of $156 million and capital expenditures of $24 million. Third quarter advertising sales, pro forma for the impact of Business.com operations for the entire period, were $542 million, down 1.1 percent from pro forma advertising sales for the same period in the prior year. Net revenue for the quarter was $670 million. Adjusted EBITDA, after $9 million of FAS 123 R expense and approximately $4 million of purchase accounting and related expenses, during the third quarter was $349 million. Net income and EPS for the same period were $18 million and $0.25 per share, respectively. As of September 30, 2007, RHD's net debt outstanding, including the purchase accounting fair value adjustment of $173 million, was $10,182 million.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20060731/NYM044LOGO)
            -------------------------------------------------------

     "During the quarter, we closed the Business.com acquisition, infusing significant talent and leading search technology into R.H. Donnelley's online advertising operations. In addition, we significantly advanced our strategy by investing in marketing consultant training and extending the Dex market brand. We have recently implemented our Triple Play solution across all markets, ahead of our year-end completion goal," said David C. Swanson, chairman and CEO of R.H. Donnelley. "As anticipated, third quarter ad sales performance reflected the housing weakness in Florida and Nevada; nevertheless, we delivered solid EBITDA and free cash flow due to the strength of our advertising products and diversified customer base. In addition, we recently refinanced a significant portion of our capital structure that enables us to reduce interest costs, simplify our capital structure and enhance operating and financial flexibility."

     Dividend Announcement
     R.H. Donnelley intends to initiate a cash dividend on its common stock concurrent with its first quarter earnings release in April 2008. The Company anticipates an annual dividend payout of approximately 25% of the Company's free cash flow. The actual declaration of dividends and the establishment of record and payment dates are subject to final determination and approval by R.H. Donnelley's Board of Directors and satisfaction of applicable legal requirements.

     Steven M. Blondy, executive vice president and CFO of R.H. Donnelley said, "Our strong and stable cash flow enables us to distribute value directly to shareholders through healthy dividends, while continuing to invest in strategic initiatives and to repay debt."

     Outlook

     The Company affirms its full year 2007 guidance last updated on September 27, 2007. The guidance is summarized below.

     -- Advertising sales growth pro forma for full year impact of Business.com operations in both 2006 and 2007 of between 0 percent and 1 percent.
     --   Net revenue of approximately $2.68 billion.
     -- EBITDA, after FAS 123 R expense and purchase accounting impacts, of approximately $1.44 billion and operating income of approximately $0.93 billion.
     -- Free cash flow of approximately $600 million and operating cash flow of approximately $685 million.
     -- Net debt at year end, excluding the fair value adjustment of $0.1 billion, of approximately $9.9 billion.
     --   Weighted average fully diluted shares outstanding during 2007 of up to
          72.5 million.

     See Schedule 6 for a reconciliation of the foregoing non-GAAP measures to the most comparable GAAP measures.

     Further important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes of this press release, which should be thoroughly reviewed. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

     Third Quarter Conference Call
     R.H. Donnelley will host a conference call to discuss its third quarter 2007 results today at 10:00 a.m. (ET). The call can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international). The pass code for the call is "RHD". Please dial in to the call by 9:50 a.m. (ET) to ensure a prompt start time. The call will also be available through a Web cast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Relations" and following the instructions provided. Those unable to participate at the scheduled time may access a recorded replay by dialing 800-925-0850 (domestic) or 402-998-1599 (international). The recording will be available through November 8, 2007. There is no pass code for the replay. In addition, an archived version of the Web cast will be available on RHD's Web site for up to one year from the date of the call.

     Helping Local Businesses Reach More Customers
     R.H. Donnelley's interactive offerings are essential to its Triple Play(TM) solution suite -- an integrated set of products and services that efficiently and effectively extend the marketing reach of local businesses. Spanning multiple media platforms -- print Yellow Pages directories, DexKnows.com(TM) search site and the major search engines (e.g. Yahoo!(R) and Google(R)) via the Company's Dex Search Marketing(R) tools -- Triple Play delivers local businesses' advertisements to a wider set of ready-to-buy consumers. About R.H. Donnelley

     R.H. Donnelley connects businesses and consumers through its portfolio of print and interactive marketing solutions. Small- and medium-sized businesses look to R.H. Donnelley's experienced team of marketing consultants to help them grow their companies and drive sales leads. Consumers depend on the Company's reliable, local business content to deliver the most relevant search results when they are seeking local goods and services. For more information, visit www.rhd.com and www.DexKnows.com.

     Safe Harbor Provision
     Certain statements contained in this press release regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook" and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the legacy Dex and RHD businesses will not continue to be integrated successfully; (2) the risk that the expected strategic advantages and remaining cost savings from the Dex Media merger may not be fully realized or may take longer to realize than expected; (3) disruption from the Dex Media merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD's results to differ materially from those described in the forward-looking statements are described in detail in RHD's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in Item 1A "Risk Factors" as well as RHD's other periodic filings with the SEC that are available on the SEC's website at www.sec.gov.

                                                                      Schedule 1
R.H. DONNELLEY CORPORATION
INDEX OF SCHEDULES

Schedule 1:    Index of Schedules

Schedule 2: Unaudited Condensed Consolidated Statements of Operations for the three months ended September 30, 2007 and 2006 and Adjusted Statement of Operations for the three months ended September 30, 2006

Schedule 3: Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2007 and 2006 and Pro Forma Adjusted Statement of Operations for the nine months ended September 30, 2006

Schedule 4: Unaudited Condensed Consolidated Balance Sheets at September 30, 2007 and December 31, 2006

Schedule 5: Unaudited Condensed Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2007 and 2006

Schedule 6:    Reconciliation of Non-GAAP Measures

Schedule 7:    Statistical Measures - Advertising Sales

Schedule 8: Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

                                                                      Schedule 2

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
ADJUSTED STATEMENT OF OPERATIONS

    Amounts in millions, except earnings (loss) per share

                                        Three Months Ended September 30,
                                  2007       2006         2006           2006
                                Reported   Reported   Adjustments(3)   Adjusted
Net revenue (1)                 $  669.9   $  524.2        $141.6(4)  $   665.8
Expenses                           320.9      294.5           3.9(4)      298.4
Depreciation and amortization      111.5       85.1            --          85.1
Operating income                   237.5      144.6         137.7         282.3
Interest expense, net             (201.1)    (201.8)         (8.7)(5)    (210.5)
Pre-tax income (loss)               36.4      (57.2)        129.0          71.8
Tax (provision) benefit            (18.3)      21.8         (49.1)(6)     (27.3)
Net income (loss)               $   18.1   $  (35.4)  $      79.9     $    44.5

Earnings (loss) per share (EPS):
  Basic                         $   0.25   $  (0.51)                  $    0.64
  Diluted                       $   0.25   $  (0.51)                  $    0.62

Shares used in computing EPS:
  Basic                             71.2       70.0                        70.0
  Diluted                           72.2       70.0           1.6(8)       71.6

     See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

     Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

                                                                      Schedule 3

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
PRO FORMA ADJUSTED STATEMENT OF OPERATIONS

Amounts in millions, except earnings (loss) per share

                                         Nine Months Ended September 30,
                                                                         2006
                                  2007       2006         2006        Pro Forma
                                Reported   Reported   Adjustments(3)  Adjusted
Net revenue (1)                 $1,999.3   $1,277.0   $     741.9(4)  $ 2,018.9
Expenses                           971.0      787.7         128.8(4)      916.5
Depreciation and amortization      323.7      233.2          20.5(5)      253.7
Operating income                   704.6      256.1         592.6         848.7
Interest expense, net             (601.7)    (557.7)        (76.7)(5)    (634.4)
Pre-tax income (loss)              102.9     (301.6)        515.9         214.3
Tax (provision) benefit            (43.9)     114.7        (196.3)(6)     (81.6)
Net income (loss)               $   59.0     (186.9)        319.6         132.7
Gain on repurchase of Preferred
 Stock                                        (31.2)         31.2 (7)        --
Preferred dividend                              2.0         (2.0) (7)        --
(Loss) income available to
 common shareholders                       $ (157.7)  $     290.4     $   132.7

Earnings (loss) per share
 (EPS):(2)
  Basic                         $   0.83   $  (2.42)                  $    1.91
  Diluted                       $   0.82   $  (2.42)                  $    1.87

Shares used in computing EPS:(2)
  Basic                             70.8       65.1         4.2(7),(8)     69.3
  Diluted                           71.9       65.1         5.9(7),(8)     71.0

     See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

     Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

                                                                      Schedule 4

R.H. DONNELLEY CORPORATION UNAUDITED CONDENSED CONSOLIDATED
BALANCE SHEETS

Amounts in millions
                                               September 30, December 31,
                                                   2007          2006
Assets
  Cash and cash equivalents                    $      19.0   $     156.2
  Accounts receivable, net                         1,037.1       1,048.3
  Deferred directory costs                           198.4         211.8
  Other current assets                               161.5         115.9
Total current assets                               1,416.0       1,532.2

  Fixed assets and computer software, net            184.3         159.4
  Intangible assets, net                          11,270.0      11,478.0
  Other non-current assets                           125.2         141.6
  Goodwill                                         3,110.3       2,836.3
Total Assets                                   $  16,105.8   $  16,147.5

Liabilities and Shareholders' Equity
  Accounts payable and accrued liabilities     $     180.8   $     169.5
  Accrued interest                                   145.5         179.4
  Deferred directory revenue                       1,167.7       1,197.8
  Short-term deferred income taxes, net                 --          79.9
  Current portion of long-term debt                  454.2         382.6
Total current liabilities                          1,948.2       2,009.2

  Long-term debt                                   9,746.7      10,020.5
  Deferred income taxes, net                       2,295.0       2,099.1
  Other non-current liabilities                      188.8         197.9
Total liabilities                                 14,178.7      14,326.7

Shareholders' equity                               1,927.1       1,820.8

Total Liabilities and Shareholders' Equity     $  16,105.8   $  16,147.5


     See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

     Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

                                                                      Schedule 5

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions
                                      Three months ended    Nine months ended
                                         September 30,        September 30,
Operating activities:                   2007       2006       2007      2006
Net income (loss)                    $    18.1  $   (35.4) $    59.0  $  (186.9)
Depreciation and amortization            111.5       85.1      323.7      233.2
Deferred income taxes                     11.4      (21.7)      36.6     (114.7)
Changes in working capital                 0.4      134.7      (17.0)     575.8
Other                                     14.6       (0.8)      68.0       59.0
Net cash provided by operating
 activities                              156.0      161.9      470.3      566.4

Investment activities:
Additions to fixed assets and
 computer software                       (24.5)     (17.3)     (61.8)     (41.9)
Acquisitions, net of cash received      (328.9)     (12.2)    (328.9)  (1,901.4)
Equity investment                           --         --       (2.5)        --

Net cash used in investing activities   (353.4)     (29.5)    (393.2)  (1,943.3)

Financing activities:
Decrease in checks not yet
 presented for payment                    (0.5)      (2.0)      (2.0)      (3.2)
Proceeds from issuance of debt, net
 of costs                                323.7       (0.1)     323.7    2,514.4
Proceeds from issuance of common
 stock                                     9.0         --        9.0         --
Repurchase of redeemable
 convertible preferred stock and
 redemption of preferred stock
 purchase rights                            --         --         --     (336.8)
Credit facilities repayments            (215.2)    (137.6)    (562.3)    (714.3)
Revolver repayments                     (175.5)    (246.3)    (566.1)    (600.9)
Borrowings under the Revolver            209.0      206.9      570.7      639.4
Proceeds from option exercises             0.9        4.4       12.7       23.6

Net cash provided by (used in)
 financing activities                    151.4     (174.7)    (214.3)   1,522.2

(Decrease) increase in cash and cash
 equivalents                             (46.0)     (42.3)    (137.2)     145.3

Cash and cash equivalents,
 beginning of period                      65.0      195.4      156.2        7.8

Cash and cash equivalents, end of
 period                              $    19.0  $   153.1  $    19.0  $   153.1


     See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

     Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

                                                                     Schedule 6a

R.H. DONNELLEY CORPORATION RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Amounts in millions

                                     Three Months Ended  Nine Months Ended
                                        September 30,      September 30,
                                        2007    2006      2007      2006
Reconciliation of net income
 (loss) - GAAP to EBITDA, adjusted
 EBITDA and  pro forma adjusted
 EBITDA (9)

Net income (loss) - GAAP                $18.1  $(35.4)    $59.0   $(186.9)
Plus tax provision (benefit)             18.3   (21.8)     43.9    (114.7)
Plus interest expense, net              201.1   201.8     601.7     557.7


Plus depreciation and amortization      111.5    85.1     323.7     233.2
EBITDA                                 $349.0   229.7  $1,028.3     489.3

Plus net revenue from directories
 that published prior to the Dex
 Media transaction that would have
 been recognized during the period
 absent purchase accounting
 adjustments required under GAAP.               141.6               741.9

Less expenses on Qwest directories
 that published prior to the Dex
 Media transaction that would have
 been recognized during the period
 absent purchase accounting required
 under GAAP, net of amortized
 deferred cost uplift on Dex and
 AT&T sales contracts as of their
 respective acquisition dates,
 plus professional fees associated
 with the Dex Media transaction
 paid for by Dex Media and other
 compensation.                            3.3    (3.9)     27.9    (128.8)

Purchase accounting adjustments
 relating to bad debt expense
 previously charged to goodwill
 related to Qwest directories
 acquired in the Dex Media
 transaction and other compensation
 expense related to the
 Business.com Acquisition.                0.8      --       4.1        --

Adjusted EBITDA including SFAS
 No. 123 R                                      367.4             1,102.4

Pro forma adjusted EBITDA including
 SFAS No. 123 R

Plus SFAS No. 123 R Expense               8.6     9.9      30.0      35.6

Adjusted EBITDA                                $377.3

Pro forma adjusted EBITDA                                        $1,138.0


     See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

     Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

                                                                     Schedule 6b

R.H. DONNELLEY CORPORATION RECONCILIATION OF NON-GAAP MEASURES
(cont'd)

(unaudited)

Amounts in millions

                                    Three Months Ended  Nine Months Ended
                                       September 30,      September 30,
                                       2007     2006      2007     2006

Reconciliation of cash flow from
 operations - GAAP to adjusted free
 cash flow and pro forma adjusted
 free cash flow

Cash flow from operations - GAAP       $156.0   $161.9   $470.3   $566.4
Add: Dex Media cash flow from
 operations for Janaury 2006 - GAAP        --      --        --      39.7
Add: Professional fees related to the
 Dex Media Merger paid for by Dex
 Media                                     --      --        --       7.5
Add: Other compensation expense
 associated with the Business.com
 Acquisition                              0.8      --       0.8        --
Adjusted cash flow from operations      156.8    161.9    471.1
Pro forma adjusted cash flow from
 operations                                                         613.6
Less: Additions to fixed assets and
 computer software - GAAP                24.5    17.3      61.8      41.9
Less: Dex Media additions to fixed
 assets and computer software for
 January 2006 - GAAP                       --      --        --       1.1

Adjusted free cash flow                $132.3  $144.6    $409.3
Pro forma adjusted free cash flow                                  $570.6

                                    Three Months Ended  Nine Months Ended
                                       September 30,     September 30,
                                       2007     2006     2007     2006

Reconciliation of interest
 expense - GAAP to adjusted
 interest expense and pro forma
 adjusted interest expense (5)

Interest expense - GAAP                $201.1   $201.8   $601.7   $557.7
Plus: Incremental interest expense
 as if the Dex Media transaction
 occurred on January 1, 2006               --      --        --      52.7
Plus: Fair value adjustment due to
 purchase accounting                      7.9     8.7      23.2      24.0

Adjusted interest expense              $209.0  $210.5    $624.9
Pro forma adjusted interest expense                                $634.4

                                           As of                As of
                                     September 30, 2007  December 31, 2006

Reconciliation of debt - GAAP to net
 debt - GAAP and net debt - excluding
fair value adjustment (10)

Debt - GAAP                              $10,200.9           $10,403.1
Less: Cash and cash equivalents              (19.0)             (156.2)
Net debt - GAAP                           10,181.9            10,246.9

Less: Fair value adjustment due to
 purchase accounting                        (172.7)             (195.9)
Net debt - excluding fair value
 adjustment                              $10,009.2           $10,051.0

     See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

     Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

                                                                     Schedule 6c

R.H. DONNELLEY CORPORATION RECONCILIATION OF NON-GAAP MEASURES
(cont'd)
(unaudited)

Amounts in billions
                                                              Full Year 2007
                                                                     Outlook
Reconciliation of adjusted EBITDA (9)  excluding
 SFAS No. 123 R outlook to operating
 income - GAAP outlook

Adjusted EBITDA excluding SFAS No. 123 R outlook          $1.44
Less: Depreciation and amortization                       (0.44)
Less: SFAS No. 123 R expense                              (0.04)
Adjusted operating income outlook                          0.96

Less: Deferred cost uplift                                (0.03)
Operating income - GAAP outlook                           $0.93



                                                              Full Year 2007
                                                                     Outlook
Reconciliation of cash flow from operations - GAAP outlook to free cash flow outlook

Cash flow from operations - GAAP outlook                  $0.69

Less: Additions to fixed assets and computer software     (0.09)
Free cash flow outlook                                    $0.60



                                                              Full Year 2007
                                                                     Outlook
Reconciliation of net debt - GAAP outlook to net debt - excluding fair value adjustment outlook

Net debt - GAAP outlook                                   $10.0
Less: Fair value adjustment due to
 purchase accounting                                       (0.1)
Net debt - excluding fair value
 adjustment outlook                                        $9.9

     See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

     Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

                                                                      Schedule 7

R.H. DONNELLEY CORPORATION STATISTICAL MEASURES CALCULATION OF
ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIOD
(unaudited)

    Amounts in millions, except
     percentages

                            Nine Months
                               Ended            Three Months Ended
                             September  September   June    March   December
                                30         30        30      31       31

    2007 Pro forma
     advertising sales (11)   $2,045.2   $541.6

    2007 Advertising
     sales (11)                                     $729.0  $747.3

    2006 Advertising sales
     disclosed in 2006
     Form 10-Q's               1,965.6    533.9      724.7   707.0  $682.6

    Pro forma adjustments
     related to
     Business.com Acquisition     21.7      7.3        -       -       -

    Adjustments primarily
     related to changes in
     publication dates            51.6      6.5        3.0    42.0     -

    2006 Pro forma
     advertising sales        $2,038.9   $547.7

    2006 Advertising sales                          $727.7  $749.0   682.6

    2005 RHD publication
     sales disclosed in
     2005 Form 10-Q's                                                293.5

    2005 Qwest directory
     publication sales
     disclosed in Dex Media's
     2005 quarterly press
     releases                                                        411.0

    Adjustments for changes
     in publication dates
     and definition of
     advertising sales                                               (11.1)

    2005 Advertising sales                                          $693.4

    Pro forma advertising
     sales percentage change
     over prior year period       0.3%    (1.1%)

    Advertising sales
     percentage change over
     prior year period                               0.2%   (0.2%)  (1.6%)

     See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

     Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

                                                                      Schedule 8

R.H. DONNELLEY CORPORATION NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
AND NON-GAAP MEASURES

(1) Revenue with respect to print advertising, and Internet-based advertising products that are bundled with print advertising, is recognized under the deferral and amortization method, whereby revenue is initially deferred when a directory is published and recognized ratably over the directory's life, which is typically 12 months. Revenue with respect to Internet-based services that are not bundled with print advertising, such as SEM and SEO services, is recognized as delivered or fulfilled.

(2) On a reported basis, for the periods when preferred stock was outstanding, basic EPS was calculated under the "two-class" method that requires loss available to common shareholders, after deducting preferred dividends and the gain on repurchase of Preferred Stock, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS is then calculated by dividing loss available to common shareholders by the weighted average number of shares outstanding. Diluted EPS is calculated by dividing loss available to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents. In periods that result in a net loss, the net loss is not allocated between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss.

(3) As a result of the Dex Media and AT&T (formerly known as SBC) transactions and the related financing and associated purchase accounting, management believes that the 2007 and 2006 results reported in accordance with GAAP are not comparable and our 2006 results are not indicative of our underlying operating and financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period. Management urges you to read the schedules and the footnotes carefully to better understand the limitations of using these figures for any analysis.

     Adjusted and pro forma adjusted results for 2006 reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions and professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006. In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occurred on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the fair value adjustment to Dex Media's debt balance described in footnote 5. Adjusted and pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

     Adjusted and pro forma adjusted results for 2006 assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from Dex Media ("Qwest" directories) that published prior to the transaction were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in 2006 reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for Qwest and AT&T directories that were not yet published at the transaction date has been excluded from adjusted and pro forma adjusted results. See Schedules 2 and 3 for details of all adjustments to the 2006 reported GAAP results.

(4) Adjustments for the three and nine months ended September 30, 2006 include revenue and expenses for Qwest directories acquired that published prior to the Dex Media transaction date and that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for directories not yet published at the transaction date has also been removed. Adjustments to reported GAAP expenses also exclude professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006.

(5) As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media's debt at January 31, 2006 to its fair value. Adjusted and pro forma adjusted interest expense eliminates the interest benefit resulting from the amortization of the fair value adjustment to Dex Media's debt. Interest expense is presented on a pro forma adjusted basis reflecting the incremental debt RHD incurred as if the Dex Media transaction occurred on January 1, 2006. Pro forma adjusted depreciation and amortization reflects the amortization of intangible assets acquired as if the Dex Media transaction occurred on January 1, 2006.

(6)  Represents the tax effect of adjustments.

(7) Pro forma adjusted results for the nine months ended September 30, 2006 assume the remaining Preferred Stock was completely converted to Common Stock at the beginning of the period and therefore the preferred dividend and the gain on the repurchase of Preferred Stock is excluded.

(8) On an adjusted and pro forma adjusted basis in 2006, basic and diluted EPS are calculated as net income divided by the weighted average basic and diluted shares outstanding for the period and on a pro forma adjusted basis, assumes the Dex Media transaction was consummated on January 1, 2006. Pursuant to the Dex Media Merger Agreement, each issued and outstanding share of Dex Media common stock as of January 31, 2006 was converted into the right to receive $12.30 in cash and 0.24154 of a share of RHD common stock. As of January 31, 2006, 151,309,850 shares of Dex Media common stock were issued and outstanding, which resulted in the issuance of 36,547,381 shares of RHD common stock. Adjusted and pro forma adjusted basic and diluted EPS for 2006 does not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

(9) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents adjusted earnings before interest, taxes, depreciation and amortization. Pro forma adjusted EBITDA represents pro forma adjusted earnings before interest, taxes, depreciation and amortization. EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA for the three months ended September 30, 2007 and 2006 includes charges of $8.6 million and $9.9 million, respectively, for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (R), Share- Based Payment ("SFAS No. 123 (R)"). EBITDA for the nine months ended September 30, 2007 and 2006 includes charges of $30.0 million and $35.6 million, respectively, for stock-based compensation in accordance with SFAS No. 123 (R). As a result of purchase accounting required by GAAP, we recorded the deferred directory costs related to Qwest directories that were scheduled to publish subsequent to the Dex Media Merger at their fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directories, plus (c) a normal profit margin. We refer to this purchase accounting entry as "cost uplift." Net income - GAAP and EBITDA for the three and nine months ended September 30, 2007 includes approximately $3.3 million and $27.9 million, respectively, of cost uplift associated with the Dex Media transaction and approximately $0.8 million of other compensation expense related to the Business.com Acquisition. EBITDA for the nine months ended September 30, 2007 also excludes recoveries and other purchase accounting adjustments relating to bad debt expense previously charged to goodwill of $3.3 million, related to Qwest directories acquired in the Dex Media transaction.

(10) Net debt -- GAAP represents total debt less cash and cash equivalents on the respective date. Net debt -- excluding fair value adjustments represents net debt -- GAAP adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media's debt noted in footnote 5 above. The unamortized fair value adjustment at September 30, 2007 is $172.7 million.

(11) Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method. 2007 pro forma advertising sales assumes the Business.com Acquisition occurred on January 1, 2007.

     Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.